UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I 1020 N.W. 6th Street Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 389-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 31, 2007, the Board of Directors of MDwerks, Inc. (the “Company”) approved the modification of the terms of the January 1, 2006 Employment Agreement (“Employment Agreement”) of Howard B. Katz, Chief Executive Officer of the Company. Under the terms of the modification, the original December 31, 2008 Employment Agreement expiration date was changed to December 31, 2010 (“New Termination Date”). The annual base salary was increased to Three Hundred and Thirty Thousand Dollars ($330,000) for the calendar year 2009 and to Three Hundred and Sixty Three Thousand Dollars ($363,000) for the calendar year 2010. Mr. Katz was also granted the right to extend the New Termination Date for up to two (2) years at any time up to December 31, 2010 with ten (10%) percent increases in annual base salary. There were other modifications made for reimbursement of business expenses, Company paid fringe benefits and payment for unused vacation time. On January 3, 2008, Mr. Katz and the Company executed the Employment Agreement modification document.

The foregoing discussion of Mr. Katz’ Employment Agreement is qualified by reference to the form of Senior Executive Level Employment Agreement between MDwerks, Inc. and Howard B. Katz attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on January 5, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and Howard B. Katz [1]

1 Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on January 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Date: January 4, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and Howard B. Katz [1]

1 Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on January 5, 2006.